Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-253976 on Form S-4 of our report dated March 8, 2021, relating to the financial statements of Enovix Corporation. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

May 10, 2021